Exhibit 99.4

FORM OF LETTER

BIRKS & MAYORS INC.

Subscription Rights to Purchase Class A Voting Shares Offered

Pursuant to Subscription Rights Distributed to Shareholders of Birks & Mayors Inc.

[            ], 2012

To Our Clients:

Enclosed for your consideration are a prospectus, dated [            ], 2012 (the “Prospectus”)1, and the “Instructions as to Use of Birks & Mayors Inc. Rights Certificates” relating to the offering (the “Rights Offering”) by Birks & Mayors Inc. (“Birks”) of Class A Shares (as defined below) pursuant to non-transferable subscription rights (the “Rights”) distributed to all holders of record of shares of the Company’s Class A voting shares, without nominal or par value (“Class A Shares”), and Class B multiple voting shares, without nominal or par value (“Class B Shares”), at 5:00 p.m., Eastern Standard time, on [            ], 2012 (the “Record Date”). The Rights and Class A Shares are described in the Prospectus.

In the Rights Offering, Birks is offering an aggregate of [                ] Class A Shares, as described in the Prospectus.

The Rights will expire, if not exercised prior to 5:00 p.m., Eastern Standard time, on [            ], 2012, unless extended (the “Expiration Time”).

As described in the accompanying Prospectus, you will receive one Right for each Class A Share and Class B Share owned at 5:00 p.m., Eastern Standard time, on the Record Date. For every [    ] Rights held, a holder will be entitled to purchase one Class A Share (the “Basic Subscription Privilege”) at the cash price of US$[            ] per full share (the “Subscription Price”). For example, if you owned 100 Class A Shares as of 5:00 p.m., Eastern Standard time, on the Record Date, you would receive 100 Rights and would have the right to purchase [                ] Class A Shares (rounded down to [                ] shares, with the total subscription payment being adjusted accordingly, as discussed below) for the Subscription Price.

In the event that you purchase all of the Class A Shares available to you pursuant to your Basic Subscription Privilege, you may also exercise an over-subscription privilege (the “Over-Subscription Privilege”) to purchase a portion of any Class A Shares that are not purchased by persons through the exercise of their Basic Subscription Privileges (the “Unsubscribed Shares”), not to exceed the number of Class A Shares available for you to purchase under your Basic Subscription Privilege, and subject to the availability and pro rata allocation of the Unsubscribed Shares among all persons exercising this Over-Subscription Privilege. To the extent the Unsubscribed Shares are not sufficient to satisfy all of the properly exercised Over-Subscription Privileges, then the Unsubscribed Shares will be prorated among those who properly exercised Over-Subscription Privilege based on the number of shares each person subscribed for under the Basic Subscription Privilege. If this pro rata allocation results in any person receiving a greater number of Unsubscribed Shares than the person subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such person will be allocated only that number of Unsubscribed Shares for which the person oversubscribed, and the remaining Unsubscribed Shares will be allocated among all other persons exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Unsubscribed Shares have been allocated or all Over-Subscription Privileges have been fulfilled, whichever occurs earlier. The actual number of Class A Shares available for purchase pursuant to your Over-Subscription Privilege will depend upon whether you fully exercise your Basic Subscription Privilege and the number of Class A Shares purchased by our other shareholders pursuant to their Basic Subscription Privileges, but in no event will that number exceed the number of Class A Shares available for purchase under your Basic Subscription Privilege.

[1]	Canadian-resident shareholders have also received a Canadian Offering Memorandum which contains additional information pertinent to their investment decision and which they are urged to carefully review.

You will be required to submit payment in full for all the shares you wish to buy with your Over-Subscription Privilege prior to the Expiration Time. Because Birks will not know the total number of Unsubscribed Shares prior to the Expiration Time, if you wish to maximize the number of shares you may purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of Class A Shares available to you, assuming that no shareholder other than you has purchased any Class A Shares pursuant to the Basic Subscription Privilege and Over-Subscription Privilege. Birks will eliminate fractional Class A Shares resulting from the exercise of the Over-Subscription Privilege by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by Computershare Trust Company, N.A. (the “Subscription Agent”) will be returned, without interest and penalty, as soon as practicable.

Birks can provide no assurances that you will actually be entitled to purchase the number of Class A Shares issuable upon the exercise of your Over-Subscription Privilege in full at the expiration of the Rights Offering. Birks will not be able to satisfy your exercise of the Over-Subscription Privilege if all of its shareholders exercise their Basic Subscription Privileges in full, and it will only honor an Over-Subscription Privilege to the extent sufficient Class A Shares are available following the exercise of subscription rights under the Basic Subscription Privileges.

To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated only the number of Unsubscribed Shares available to you as soon as practicable after the Expiration Time, and your excess subscription payment received by the Subscription Agent will be returned, without interest and penalty, as soon as practicable. To the extent the amount you actually paid in connection with the exercise of the Over-Subscription Privilege is less than the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you pursuant to the Over-Subscription Privilege; you will be allocated the number of Unsubscribed Shares for which you actually paid in connection with the Over-Subscription Privilege. See “The Rights Offering—Over-Subscription Privilege” in the Prospectus.

The Rights are evidenced by a non-transferable Rights certificate (the “Rights Certificate”) and will cease to have any value at the Expiration Time.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF CLASS A SHARES OR CLASS B SHARES CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, Birks request instructions as to whether you wish us to elect to subscribe for any Class A Shares to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, Birks urges you to read the document carefully before instructing us to exercise your Rights.

If you wish to have us, on your behalf, exercise the Rights for any Class A Shares to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form attached to this letter.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., Eastern Standard time, at the Expiration Time. Once you have exercised the Basic Subscription Privilege or the Over-Subscription Privilege, such exercise may not be revoked, even if the Rights Offering is extended by Birks’ board of directors or a committee designated by the board of directors.

Additional copies of the enclosed materials may be obtained from our information agent, Georgeson Inc., toll-free at [(    )            ] or , if you are a bank or broker, [(212) 440-9800]. Any questions or requests for assistance concerning the rights offering should be directed to our information agent.

FORM OF BENEFICIAL OWNER ELECTION

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of Class A Shares of Birks & Mayors Inc. (the “Company”).

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., Eastern Standard time, on [            ], 2012, the last business day prior to the scheduled expiration date of the Rights Offering of [            ], 2012 (which may be extended by the board of directors of the Company or a committee designated by the board of directors).

This will instruct you whether to exercise Rights to purchase the Company’s Class A Shares distributed with respect to the Company’s Class A Shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions as to Use of Birks & Mayors Inc. Rights Certificates.”

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for Class A Shares.

Box 2. ☐ Please EXERCISE RIGHTS for Class A Shares as set forth below.

The number of Rights for which the undersigned gives instructions for exercise under the Basic Subscription Privilege should not exceed the number of Rights that the undersigned is entitled to exercise.

	Number of Shares	Per Share Subscription Price (US$)			Payment (US$)
Basic Subscription Privilege:	x	$	[	] =	$ (Line 1)
Over-Subscription Privilege:	x	$	[	] =	$ (Line 2)

	Total Payment Required				$ (Sum of Lines 1 and 2 must equal total of amounts in Boxes 3 and 4.)

Box 3. ☐ Payment in the following amount is enclosed US$            .

Box 4. ☐ Please deduct payment from the following account maintained by you as follows:

Type of Account:	Account No.

Amount to be deducted:	US$

Signature(s)

Print or type name(s) below

Date:            , 2012

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